SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 16, 2011

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 E. Park Blvd., Suite 955

Plano, TX  75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

Amendment to Credit Facility

On September 16, 2011, TGC Industries, Inc. (“TGC” or the “Company”) entered into a Third Amendment to the Amended and Restated Loan and Security Agreement and Amendment to the Amended and Restated Promissory Note (the “Third Amended Loan Agreement and Amended Note”) for the purpose of renewing and extending the Company’s line of credit with its lender, Sovereign Bank, a Texas state bank.  The Third Amended Loan Agreement and Amended Note allows TGC to borrow, repay, and re-borrow from time to time until September 16, 2012, up to the lesser of $5,000,000 or 80% of the Company’s eligible accounts receivable, and provides for an interest rate of the greater of the prime rate as quoted in the Wall Street Journal or five percent (5%). As collateral for such indebtedness, the Company has granted Sovereign Bank a security interest covering all of the Company’s accounts receivable.  As of this date, the Company has not drawn down any amounts under this line of credit.  The foregoing description of the Third Amended Loan Agreement and Amended Note does not purport to be complete and is qualified in its entirety by reference to the full text of Third Amended Loan Agreement and Amended Note, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated in this Item 2.03 by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits.

10.1

Third Amendment to Amended and Restated Loan and Security Agreement and Amendment to Amended and Restated Promissory Note, by and between TGC Industries, Inc. and Sovereign Bank, dated September 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: September 22, 2011	By:	/s/ Wayne A. Whitener
Wayne A. Whitener
President and CEO (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1

Third Amendment to Amended and Restated Loan and Security Agreement and Amendment to Amended and Restated Promissory Note, by and between TGC Industries, Inc. and Sovereign Bank, dated September 16, 2011.